KRAMER LEVIN NAFTALIS & FRANKEL LLP
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                                                                 WRITER'S
                                                               DIRECT NUMBER

                                                              (212) 715-9100

                                    April 21, 2000

Stralem Fund
405 Park Avenue
New York, New York  10022

      Re:   Stralem Fund
            Registration No. 2-34277

Dear Gentlemen:


            We hereby consent to the reference of our firm as counsel in Post-Effective Amendment No. 43, Amendment No. 23, to Stralem Fund's
Registration Statement on Form    N-1A.

                                    Very truly yours,

                                    /s/ Kramer Levin Naftalis & Frankel LLP
                                        Kramer Levin Naftalis & Frankel LLP